Astron Resources Corporation

Suite 804 —150 West Pender Street Vancouver,

V6C 2T7

March 24, 2006

607792 British Colombia Ltd.

Suite 305-675 West Hastings Street

Vancouver, British Columbia V612 1N2

Mr. Brian Kirwin

Mr. Giulio Bonifacio

Mr. Joe C. Kircher

Dear Sirs:

Acquisition by Astron Resources Corporation ("Amon") of 100% of the issued and outstanding shares of 607792 British Columbia Ltd. ("607792'7) from the shareholders of 607792 (the "Shareholders"),

in consideration of the mutual covenants contained herein, the Parties agree as follows:

This letter of intent (this "Letter of Intent) is to confirm the essential terms and conditions of the proposed acquisition of 100% of the issued and outstanding Shares of 607792 by Astron. Upon execution of this Letter of: Intent, the Parties shall instruct their respective legal counsel to prepare a definitive share purchase and sale agreement which upon execution shall supersede and replace this Letter of Intent. Until such execution, this Letter of Intent shall exist and continue in full force and effect until June 34, 2006 after which this Letter of Intent shall be null and void and of no farther force or effect.

1.

Definitions

a)

"607792 Assets" means all other assets of 607792 listed in Schedule "A.";

b)

"607792 Financial Statements" means the audited year end and unaudited interim financial statements contemplated under Items 46, 47 and 48 of the Form 3D1 and 3D2 "information required in an information circular for a reverse take-.over or change of business/Information Required in a Mining statement for a-reverie take-over or change of business", which are being prepared;

c)

"607792 Shares" means all of the issued and outstanding shares of 607792;

d)

"Acquisition" means the proposed acquisition of I00% of the issued and outstanding shares of 607792 by Astron by way of Share exchange or such other form of transaction as the Parties agree after consideration of corporate, taxation and securities laws;

e)

"Astron Financial statements" means the audited year end and unaudited interim financial statements contemplated under items 45 and 49 of the Form 301 and 3D2 'Information required in an information circular for a reverse take-over or change of business/Information Required in a filing statement for a reverse take-over or change of business';

f)

"Astron Shares" means up to 21,980,000 common shares of Astron to be issued to the Shareholders as payment of the purchase Price;

g)

"Astron Shareholders of Record" means the shareholders of record of Astron determined on a date immediately prior to the Closing Date, subject to applicable law or as otherwise determined by a court of competent jurisdiction;

h)

"Closing" means the Closing of the purchase and sale of the 607792 Shares on the Closing Date;

i)

”Closing Date" means that date designated by the Parties which is within 3 business days other the receipt of acceptance from the TSXV for the Acquisition, the Financing and the issuance of the Finder's Fee Shares;

j)

"Encumbrances" means mortgages, charges, pledges, security interests, liens, encumbrances, actions, claims, demands and equities of any nature, including without limitation, any liability for accrued but unpaid taxes, bat excluding royalty interests:

k)

"Due Diligence Period" means a period of 10 business days after receipt of all requested due diligence materials by Astron or 607792, as applicable;

l)

"Effective Date" means the effective date of be Acquisition as determined by the Parties;

m)

"Financing" means a private placement financing to be conducted by Astron lead by Pacific International Securities Inc. by which Astron will raise $4,000,000 by issuing 4.000,000 units at $1.00 per unit concurrent with the Acquisition;

n)

"Finder's Fee" means the fee payable to Pacific International Securities Inc. on Closing in consideration of facilitating the Acquisition;

o)

"Finder's Fee Shares" means 300,400 common shares in the capital stock of Astron to be paid to Pacific international Securities Inc in Satisfaction of the Finder's Fee;

p)

"Majority of the Minority" means a majority of the shareholders of Astron, excluding shares held by Insiders (as defined under the policies of the TSXV) of Astron;

q)

"Option Agreement" means an option agreement between 607792 and RGGS Land & Minerals, Ltd., L.P. dated December I, 2005;

r)

"Parties" means Astron, 607792 and the Principals;

s)

“Principals" means the four principal Shareholders of 607792 executing this Letter of Intent;

t)

"Pro Forma Financial Statements" means the pro forma financial segments of Astron and 607792 giving effect to the Acquisition;

u)

"Purchase Price" means the purchase price for the Acquisition of the 607792 Shares consisting of up to 21,980,000 Aaron Shares to be issued by Astron to the Shareholders as provided for hereunder subject to applicable resale restrictions under securities haws and the rules and policies of the TSXV, which may include escrow required by the TSXV on Astron Shares received by the Shareholders;

v)

"Qualifying Transaction" has the meaning given to such term under the policies of the TSXV;

w)

Securities Laws" means the securities legislation having application, the regulations and rules thereunder and all administrative policy statements, instruments, blanket orders, notices, directions and rulings issued or adopted by the applicable securities regulatory authority, all as amended;

x)

"Shareholders" means the holders of 100% of the issued and outstanding shares of 607792 as of the Closing Date;

y)

"TSXV" means the TSX Venture Exchange; and

z)

”Working Capital Financing" means a private placement to be completed by Astron prior to the Closing Date of up to 1,000,000 common shares of Astron at a price of $0.20 per share.

2.

List of Schedules

Description	Schedule

List of Assets of 607792	“A”
Capital Structure of Astron	“B”

3.

Purchase and Sale

a)

Relying upon the representations and warranties herein contained, and subject to the terms and conditions hereof, at the Closing, it is contemplated that Astron will purchase all of the issued and outstanding 607792 Shares from the Shareholders in exchange for the Purchase Price.

b)

The purchase price for the 607792 Shares is up to 21,980,000 Astron Shares to be issued by Astron to the Shareholders on the basis of one common share of Astron for each issued and outstanding share of 607792.

c)

The Purchase Price will be delivered at Closing.

4.

The Acquisition

a)

The Acquisition is currently Structured as a share exchange whereby A.stron will purchase all of the 607792 Shares from the Shareholders in exchange for the Purchase price, however, it may be amended to be an amalgamation, plan of arrangement, merger or other form of business transaction involving the two companies if after considering applicable corporate, taxation and securities laws, the parties agree that a different structure is preferable to optimize the most favourable treatment from a corporate, tax and securities law perspective. The parties agree to use their hest efforts taking into due consideration the respective tax, corporate and accounting effects upon Astron and 607792 with a view to securing the most beneficial structure to Astron and 607792 as a whole to finalize the appropriate structure for the Acquisition prior to April 7, 2006 and to use all reasonable efforts to enter into a definitive agreement, apply for and obtain TSXV approval of the Acquisition and all other consents, orders or approvals as counsel may advise are necessary or desirable for the implementation of the Acquisition, and, in particular, shall take the following steps:

i)

As soon as is reasonably practicable after the execution of this Letter of Intent, Aston shell prepare such documents, and take all other steps necessary to obtain the acceptance of the TSXV and any applicable approval of Astron's shareholders for the Acquisition and this Letter of Intent;

ii)

As soon as is reasonably practicable, Astron will apply to the TSXV for the consent to complete the Acquisition, close the Financing described in this Letter of intent and issue the Finder's Fee Shares;

iii)

At the Closing Date, the respective conditions precedent of the Parties described in this Letter of Intent shall be satisfied, waived or released and Astron shall concurrently close the Financing and Issue the Finder's fee Shares subject to any applicable resale restrictions, and

iv)

As soon as is reasonably practicable after the Effective Date, Astron and the Shareholders shall promptly complete any steps for the exchange of certificates representing the Astron Shares for certificates representing the 607792 Shares necessary far giving effect to the Acquisition.

5.

Finder's Fee Shares

Subject to TSXV acceptance, Pacific International Securities Inc. will receive the Finder's Fee Shares in full satisfaction of the Finder's Fee upon Closing. The shares comprising the Finder's Fee Shares shall be subject to any resale restrictions required by the TSXV or pursuant to the applicable Securities Laws.

6.

Disclosure respecting Astron

a)

The Principals and 607792 acknowledge that:

i)

the Acquisition will be subject to the acceptance of the TSXV, which will be contingent on satisfaction of a number of regulatory requirements including.

A

the TSXV accepting the Acquisition as a Qualifying Transaction of Astron in accordance with the rules and policies of the TSXV:

B.

the preparation and filing of a filing statement which describes the Acquisition and the resulting company after completion of the Acquisition;

C.

the filing with the TSXV among other things, the 607792 Financial Statements and the Pro Forma Financial Statements which comply with the financial statement requirements of the TSXV and the B.C. Securities Commission as they apply to reverse takeovers;

b)

as a condition to completion of the Acquisition, Astron will be required to meet the applicable minimum listing requirements of the TSXV as a Tier 1 or Tier 2 issuer under the rules and policies of the TSXV;

c)

the Aston Shares to be issued to the Shareholders may be subject to resale restrictions,

including escrow requirements, under the policies of the TSXV.

7.

Due Diligence

a)

Within five business days from the date of execution of this Letter of Intent, Astron will provide a complete, final and commercially reasonable request for due diligence materials, including financial statements and 43-101 compliant technical reports. 607792 shall provide to Astron the requested due diligence materials within 60 days of receipt of the request for such duo diligence materials or as soon as practicable thereafter.

b)

The Principals and 607792 will fully cooperate with Aston in complying with the reasonable requirements of Astron, and with any valuator, auditor or advisor.

c)

Astron shall have the Due Diligence Period to determine whether its review has uncovered materially adverse information which makes it commercially unfeasible to complete the Acquisition as originally contemplated by the Parties, at which time Astron will advise the Principals and 607792 in writing whether, acting reasonably, it intends to terminate the Acquisition on the basis of such information and if so, this Letter of intent shall terminate and be of no further force and effect.

d)

Within five business days from the date of execution of this Letter of Intent, 607792 will provide a complete, final and commercially reasonable request for due diligence materials, including financial statements. Astron shall provide to 607792 the requested due diligence materials within 30 days of receipt of the request for such due diligence materials or as soon as practicable thereafter.

e)

Astron will fully cooperate with 607192 in complying with the reasonable requirements of 607792, and with any valuator, auditor or advisor.

f)

607792 shall have the Due Diligence Period to determine whether its review has uncovered materially adverse information which makes it commercially unfeasible to complete the Acquisition as originally contemplated by the Parties, at which time 607792 will advise Astron in writing whether, acting reasonably, it intends to terminate the Acquisition on the basis of such Information and if so, this Letter of Intent shall terminate and be of no further force and effect.

g)

Astron and 607792 agree to keep all information and documents provided or otherwise acquired pursuant to this Section 8 confidential.

8.

Standstill

From the date of execution of this Letter of Intent until completion of the transactions contemplated herein or the earlier termination hereof, Astron and 607792 will not, directly or indirectly, solicit, initiate, assist, facilitate, promote or encourage proposals or offers from, entertain or enter into discussions or negotiations with or provide information relating to the securities, business, operations, affairs or financial condition of Astron or 607792 to any persons, entity or group in connection with the acquisition or distribution of any securities of Astron and 607792, or any amalgamation, merger, consolidation, arrangement, restructuring, refinancing, sale of any material asset or part Thereof, unless such action, matter or transaction is part of the transactions contemplated in this Letter of latent or is satisfactory to, and is approved in writing in advance by the other Party hereto or is necessary to carry on the normal course of business

9.

Directors and Officers

Effective at the Closing, the board of directors of Astron shall be restructured, through resignations and appointments, so that it shall consist of four members, being Brian Kirwin, Giulio T. Bonifacio, Joe G. Kircher and an additional nominee of 607792.

10.

Representations by the Principals

Each Principal represents, warrants and agrees on a several basis as of the date hereof and at the Closing that such Principal owns of record and at the Closing will own its 607792 Shares and at the Closing will have the full and lawful right and authority in sell its 607792 Shares to Astron and upon payment of the Purchase Price, Astron will own such 607792 Shares free and clear of all Encumbrances.

11.

Representations by 607792

607792 represents, warrants and agrees as of the date hereof and at the Closing that:

a)

607792 is a corporation duly incorporated, validly existing and in good standing under the laws of the Province of British Columbia, and has the power, authority and capacity to enter into this Letter of Intent and to carry out its terms. Pumpkin Copper Inc. is a wholly owned subsidiary of 607792 and is duly incorporated and validly existing and in good standing under the laws of the State of Nevada and has all necessary corporate power to own those 607792 assets owned by Pumpkin Copper Inc. described in Schedule "A" to this Letter of Intent and to conduct its business as such business is now being conducted. 607792 has no other subsidiaries other than Pumpkin Copper Inc.;

b)

the execution and delivery of this Letter of Intent and all other related agreements and documents, and the completion of the transactions contemplated hereby, will by Closing have been duly and validly authorized by all necessary corporate acts on the part of 607792, and this Letter of Intent constitutes a legal, valid and binding obligation of 607792:

c)

the authorized share capital of 607792 will at Closing consist of an unlimited number of common shares without par value of which up to 21,980,000 common shares shall be issued and outstanding as fully paid and non-assessable shares;

d)

there will at Closing be no outstanding share purchase options, rights to acquire shares or other contractual rights pursuant to which 607792 is obligated to issue additional 607792 Shares and no outstanding share purchase options, rights to acquire shares or other contractual rights pursuant to which Pumpkin Copper Inc, is obligated to issue additional shares in its Share capital;

e)

the execution and delivery of this Letter of Intent and the consummation of the transactions contemplated hereby have been duly authorized by the board of directors of 607792;

f)

at Closing no person other than Astron will have any agreement, option, understanding or commitment, or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement, option or commitment for the purchase of any of the 607192 Shares,

g)

in respect of the Option Agreement no person other than 607792 or Pumpkin Copper Inc. has or will havc any agreement, option, understanding or commitment, or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement, option or commitment for the acquisition of an interest in the underlying properties described within the Option Agreement or any agreement, option, understanding or commitment, or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement, option or commitment for the acquisition of the shares of Pumpkin Copper Inc;

h)

607792 and Pumpkin Copper Inc. own the 607792 Assets free and clear of all Encumbrances whatsoever and 607792 is not aware of any adverse claim or claims which may affect title to or possession and use of the 607792 Assets listed in Schedule "A" to this Letter of intent;

i)

neither the execution and delivery of this Letter of Intent, nor the completion of the purchase and sale contemplated herein will conflict with or result in any breach of any of the terms and provisions of the constating documents or articles of 607792 or Pumpkin Copper Inc., or any order, decree, statute, regulation, covenant or restriction applicable to 607792 or Pumpkin Copper Inc;

j)

to the knowledge of 607792, there are no actions, suits or proceedings, judicial or administrative (whether or not purportedly an behalf of 607792 or Pumpkin Copper Inc.) pending or threatened by or against 607792 or Pumpkin Copper Inc or affecting any of the 607792 Assets, described in Schedule "A" to this Letter of Intent at law or in equity, or before or by any federal, provincial, state, municipal or other governmental court, department, commission, board, bureau, agency or instrumentality, domestic or foreign and 607792 is not aware of any existing ground on which any such action, suit or proceeding might be commenced with any reasonable likelihood of success;

k)

607792 and Pumpkin Copper Inc. are not in default or breach of its obligations under, any one or more material contracts to which it is a party, including the Option Agreement, and to the knowledge of 607792, there exists no state of facts which, after notice or lapse of time or both, would constitute such a default or breach, and all such materiel contracts are now in good standing and in full force and effect without amendment thereto and 607792 and Pumpkin Copper Inc as applicable, are entitled to all benefits thereunder. Further, there are no outstanding material disputes under any such contracts and no consents, releases, waivers or approvals are necessary under such contacts with regard to the transactions described in this Letter of Intent. 607792 is not aware of any other party having an intention to terminate, either by notice or breach, any material contract made with 607792 or Pumpkin Copper Inc;

l)

607792 is not a party to any material contracts except the Option Agreement, or share subscription agreements to be entered into as contemplated hereby;

m)

607792 and Pumpkin Copper Inc. have filed with appropriate taxation authorities, federal, state, provincial and local, all returns, reports end declarations which are required to be filed by it and has paid all taxes which have become due and no taxing authority is asserting or has, to the knowledge of 607792 threatened to assert, or has any basis for asserting against 607792 any claim for additional taxes or interest thereon or penalty;

n)

the 607729 Financial Statements, when available, will be based on the books and records of 607792 and Pumpkin Copper Inc. and will fairly present the financial condition of 607792 and Pumpkin Copper Inc. at the date thereof and the results of the operations for such periods;

o)

607192 and Pumpkin Copper Inc. have no indebtedness, liabilities or obligations, secured or unsecured (whether accrued, absolute, contingent or otherwise) which will not he disclosed in the 607792 Financial Statements, except for those incurred in the ordinary course of business, those incurred pursuant to the Option Agreement and those incurred in connection with the transactions contemplated by this Letter of Intent;

p)

as soon as possible following the execution of this Latter of Intent, 607792 shall use its commercially reasonable efforts to prepare the 607792 Financial Statements and the 43- 101F1 compliant technical report pertaining to the subject property of the Option Agreement and deliver same to Astron by April 15, 2006; and

q)

607792 and the Principals shall use their commercially reasonable efforts to cause 100% of the 607742 Shares to be tendered for sale and purchase at the Closing.

12.

Representations by Astron

Astron represents and warrants to and agrees with 607792 and the Principals as of the date hereof and on the Closing that:

a)

Astron is a corporation duly incorporated and validly existing under the laws of the Yukon and has applied for multi-provincial registration in the Province of British Columbia and is in good standing under the laws of the Yukon and anticipates being in good standing under the laws or British Columbia following completion of such extraprovincial registration, and has the power, authority and capacity to enter into this Letter of Intent and to carry out its terms;

b)

Astron is a "reporting issuer" within the meaning of securities laws in British Columbia and Alberta, is not in default of any requirement of any applicable securities laws and neither the TSXV or any other regulatory authority having jurisdiction has issued any order preventing or suspending trading of any securities of Astron and Astron is entitled to avail itself of the applicable prospectus and registration exemptions available under applicable securities laws in British Columbia and Alberta in respect of the issuances of securities contemplated by this Letter of Intent;

c)

the common shares of Aston arc listed for trading on the NEX Board of the TSXV and the Acquisition will constitute a Qualifying Transaction for Astron Under the policies of the TSXV:

d)

subject to the TSXV requirements listed above, the execution and delivery of this Letter of Intent and all other related agreements or documents, and the completion of the transactions contemplated hereby have been duly and validly authorized by all necessary Corporate acts on the part of Astron and do not require Astron to obtain any other authorization, approval, order, license, permit, consent, certificate or registration and this Letter of Intent constitutes a legal, valid and binding obligation of Astron;

e)

the authorized share capital of Astron consists of an unlimited number of common shares without par value of which as of February 28, 2006 3,256,600 common shares are issued and outstanding as fully paid and non-assessable shares and Astron intends to complete the Working Capital Financing prior to the Closing,

f)

except as disclosed in Schedule "B" to this Letter of intent, there are no outstanding subscriptions, options, warrants, rights, securities, agreements, understandings or other arrangements (whether oral or written) under which Astron is bound or obligated to issue any additional shares or rights to purchase shares;

g)

Astron has the full and lawful right, and authority to issue the Astron Shares to the Shareholders for the 607792 Shares and upon payment of the Purchase Price, the Astron Shares will be validly Issued as fully paid and non-assessable common shares in the capital of Astron and the Shareholders will own the Astron Shares free and clear of all Encumbrances. Further, Astron has the full and lawful right, and authority to issue the shares and any convertible securities necessary for the completion of the Financing and such shares will be validly Issued as fully paid and non-assessable common shares in the capital of Astron;

h)

except as disclosed in Schedule "B" to this Letter of Intent no person other than 607792 and the Principals has any agreement, option, understanding or commitment, or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement, option or commitment for the purchase or other acquisition of any of Astron's shares;

i)

neither the execution and delivery of this Letter of Intent nor consummation of the transactions contemplated hereby will conflict with or result in the breach of any of the terms or provisions of, or constitute a default under, the constating documents of Astron or any indenture, mortgage or other agreement or instrument to which Astron is a party or by which it or its assets arc bound or any order, decree, statute, regulation, covenant or restriction applicable to Astron;

j)

to the knowledge of Astron, there are no actions, suits or proceedings, judicial or administrative (whether or not purportedly on behalf of Astron) pending or, to the knowledge of Astron, threatened by or against Astron, at law or in equity, or before or by any federal, provincial, state, municipal or other governmental court, department, commission, board, bureau, agency or instrumentality, domestic or foreign and Astron is not aware of any existing ground on which any such action, suit or proceeding might be commenced with any reasonable likelihood of success;

k)

Astron his filed with appropriate taxation authorities, federal, state, provincial and all returns, reports and declarations which are required to be filed by it, except for the tax returns for the 2004 and 2005 fiscal years the filing of which Is underway and expected to filed before the Closing and has paid all taxes which have become due and no taxing authority is asserting or has, to the knowledge of Astron threatened to assert, or has any basis for asserting against Astron any claim for additional taxes or interest thereon or penalty;

l)

The financial statements of Astron available on SEDAR, including the Astron Financial Statements, are based on the books and records of Astron and fairly present the financial condition of Astron at the date thereof and the results of the operations for such periods;

m)

Astron has no indebtedness, liabilities or obligations, secured or unsecured (whether accreted, absolute, contingent or otherwise) which are not disclosed in the financial statements available on SEDAR, except for those incurred in connection with the transactions contemplated by this Letter of Intent;

n)

Aaron has never had any reputable disagreement (within the meaning of applicable Securities Laws) with the present or any former auditor of Astron;

o)

Astron has no employment, consulting, managerial or similar agreement which cannot be terminated on notice of 30 days or less, without further liability or obligation to Astron; and

p)

as soon as possible following the execution of this Letter of Intent and in any event by May 1, 2006, Astron shall use its commercially reasonable efforts to complete and file its application with the TSXV for acceptance for filing of the Acquisition, the Financing and the issuance of the Finder's Fee Shares by the filing of all documentation required, including but not limited to the 607792 Financial Statements and the 43-101F1 technical report pertaining to the subject property of the Option Agreement and the filing statement, and immediately thereafter seek and obtain all required shareholder consents in writing to approve the Acquisition by a Majority of the Minority after giving effect to the Working Capital Financing, which shall be obtained by no later than May 23, 2006 and that Astron will not he required to bold a meeting of shareholders in older to approve the Acquisition; and

q)

at the time of Closing, Astron will have obtained all consents, approvals, permits, uthorizations or filings as may be required under Securities Laws and the by-laws, rules and regulations of the TSXV necessary for the performance by Astron of its obligations under this Letter of intent.

13.

General Conditions Precedent.  The respective obligations of the Parties hereto to consummate the transactions contemplated hereby arc subject to the satisfaction, on the Closing Date, of the following conditions any of which may be waived by the mutual consent of such Parties without prejudice to their rights to rely on any other or others of such conditions:

a)

the Acquisition and this letter of intent shall have been consented to or otherwise approved in writing by the holders er a Majority of the Minority after giving effect to the Working Capital Financing and the TSXV shell have confirmed that such consents or approvals are acceptable and that Astron is not required to hold a meeting of shareholders in order to approve the Acquisition;

b)

the Acquisition shall have been consented to in writing by RGGS Land & Minerals Ltd., L.P. if (i) required under the terms of its agreement with RGGS Land & Minerals Ltd.; Or (ii) required by a securities dealer as a condition of completion of the Financing;

c)

the Astron common shares to be issued upon the completion of the Acquisition and the Astron common shares issuable upon exercise of any Astron convertible securities described in this Letter Of Intent shall have been accepted for listing by the TSXV, subject to Astron fulfilling the TSXV's listing requirements;

d)

there shall not be in force any order or decree restraining or enjoining the consummation of the transactions contemplated by this Letter of Intent, including, without limitation, the Acquisition; and all consents, orders and approvals required or necessary or desirable for the completion of the transactions provided for in this Letter of Intent shall have been obtained or received from the persons, authorities or bodies having jurisdiction in the circumstances, all on terms satisfactory to each of the Parties hereto, acting reasonably; and

e)

Astron and 607792 shall have received from each other any legal opinions from counsel and certificates from officers with respect to such matters as counsel of Astron and 607792 may requite, acting reasonably.

14.

Conditions Precedent in favour of Astron

Astron's obligation to complete the Acquisition is subject. to the following conditions precedent which are to be satisfied, as applicable on or before the Closing:

a)

Astron having obtained the consent or approval of any parties from whom consent to the Acquisition is required, including without limitation its shareholders and the TSXV;

b)

Astron and its counsel having had a reasonable opportunity to prepare, review and approve of all material documentation in connection with the Acquisition, including without limitation, technical reports compliant with National Instrument 43-101 pertaining to the mineral exploration property which is the subject of the Option Agreement.

c)

Astron and its counsel having had a reasonable opportunity to perform and satisfy themselves with the results of the searches and other due diligence reviews reasonable or customary in a transaction of a similar nature to that contemplated heroin to be completed within the Due Diligence Period in accordance with section hereof;

d)

007792 having furnished Astron with certified copies of the resolutions passed by the Resold of Directors of 607792 approving this Letter of Intent or the superseding share purchase agreement and the consummation of the transactions contemplated herein;

e)

the representations and warranties of 607792 contained herein will he true and correct in all material respects at and as of the Closing;

f)

all covenants, agreements and obligations hereunder on the part of 607792 and the Principals to be performed or complied with at or prior to the Closing contained herein will have been performed and complied with in all material respects;

g)

607792's auditors having completed all necessary audits and reviews of the 607792 Financial Statements end audits or reviews of any subsequent period required by regulatory authorities and such statements showing no material adverse matters; and

h)

100% of the 607792 Shares shall have been tendered for the sale and purchase under the Acquisition.

The conditions set forth in section 15 of this Letter of Intent are for the exclusive benefit of Astron and may be unilaterally waived by Astron to the extent permitted by applicable laws or regulatory requirements in whole or in part at any time.

15.

Conditions Precedent in favour of 607792 and the Principals

The respective obligations of the Principals and 607752 to complete the Acquisition are subject to the following conditions precedent which are ro be satisfied, as applicable, on or before the Closing, or such earlier date as may be indicated:

a)

607792 Shall have completed an offering of common shares to raise not less then US$600,000 by issuing not more than 1,980,000 common shares, failing which 607792 may immediately terminate this Letter of Intent without penalty on written notice to Astron;

b)

on or before May 1, 2006, Astron shall use its commercially reasonable efforts to complete and file its application with the TSXV for acceptance for filing of the Acquisition, the Financing and the issuance of the Finder's Fee Shares by the filing of all documentation required, including but not limited to the 607792 Financial Statements and the 43-101F1 technical report pertaining to the subject property of the Option Agreement and the filing statement, and immediately thereafter seek and obtain all required shareholder consents in writing to approve the Acquisition by a Majority of the Minority after giving effect to the Working Capital Financing which shall be obtained by not later than May 23, failing which 607792 may immediately terminate this Letter of Intent without penalty on written notice to Astron;

c)

607792, the Principals and their counsel having had a reasonable opportunity to approve of all documentation (including filings with the TSXV) in connection with the transactions contemplated herein;

d)

607792, the Principals and their counsel having had a reasonable opportunity to perform and satisfy themselves with the results of the searches and other due diligence reasonable or customary in a transaction of a similar nature to that contemplated herein, to be completed within the Due Diligence Period in accordance with Section 6 hereof;

e)

Astron shall have furnished the Principals and 607792 with:

(i)

certified copies of the resolutions passed by the Board of Directors of Astron approving this Letter of Intent and the consummation of the transactions contemplated heroin; and

(ii)

a conditional approval letter from the TSXV approving the Acquisition and the closing of the Financing and Finders Fee;

f)

Astron shall not have incurred any liabilities ether than those reasonably incurred in connection with the transactions contemplated in this Letter of Intent and shall have spent its cash on hand at the date of this Letter of Intent and proceeds from the Working Capital Financing exclusively in the ordinary course of business and for the purpose of completing the Acquisition and shall have provided monthly reports to 607792 of its cash position, liabilities and expenditures.

g)

the representations and warranties of Astron contained herein will he true and correct in all material respects at and as of the Closing;

h)

all covenants, agreements and obligations hereunder on the part of Astron to be performed or complied with at or prior to the Closing contained herein will have been performed and complied with in all material respects;

i)

Astron shall have registered extra-provincially in the province of British Columbia and will be in good standing under the laws of British Columbia on the Closing Date;

j)

Astron shall have issued no common shares or securities convertible into common shares and shall have paid no dividends or made any other distributions whatsoever to its Shareholders; and

k)

Astron having concurrently closed the Financing on terms and conditions acceptable to 607792 acting reasonably.

The conditions set forth in section 16 or this Letter of Intent are for the exclusive benefit of the Principals and 607792 and may be unilaterally waived by the Principals and 607792 in whole or in part at any time.

16.

Ordinary Course

Until the Closing of the Acquisition, no Party shall, without the prior written consent of the other Parties, either into any contract in respect of its business or assets, other than in the ordinary course of business, or as otherwise contemplated by this Letter of Intent and each Party shall continue to carry on its business and maintain its assets in the ordinary course of business; with the exception of reasonable costs incurred in connection with the Acquisition and the Financing., and, without limitation but subject to the above exceptions, shall maintain payables and other liabilities at levels consistent with past practice, shall not engage or commit to engage in any extraordinary material transactions and shall not make or commit to make distributions, dividends or special bonuses, shall not repay or commit to repay any Shareholders' loans, or enter into or renegotiate or commit to enter into or renegotiate any employment, management or consulting agreement with any senior officer, in each case without the prior written consent of the other.

17.

Public Disclosure

a)

No disclosure or announcement, public or otherwise, in respect of this Letter of Intent or the transactions contemplated herein will be made by any Party without the prior -written agreement of the other Parties as to timing, content and method, providing, that the obligations herein will not prevent either Party from making, after consultation with the other Parties, such disclosure as its counsel advises is required by applicable laws or the rules and policies of the TSXV,

b)

Unless and until the transactions contemplated in this Letter of Intent will have been completed, except with the prior written consent of the other Parties, each of the Parties and its respective employees, officers, directors, shareholders, agents, advisors and other representatives will hold all information received from the other Parry in strictest confidence, except such information and documents already available to the public or us are required to be filed or disclosed by applicable law,

c)

All such information and documents in any form or whatsoever, including but without limitation copies thereof and derivative materials made therefrom will be returned to the Party originally delivering them, or at the direction of such Party, destroyed in the event that the transactions provided for in this Letter of Intent are not completed.

18.

Termination

This Letter of Intent may be terminated by mutual agreement of the respective Parties hereto. Unless otherwise agreed in writing by Astron, the Principals and 607792, this Letter of Intent shrill terminate without further notice or agreement in the event that

a)

the Acquisition is rejected by the TSXV and all recourse or rights of appeal have been exhausted;

b)

any conditions precedent set out in Paragraphs 14-16 hereof are not satisfied, released or waived on or before the Closing or such earlier date indicated therein, or

c)

the Effective Date has not occurred on or before June 30, 2006, or such later date as may be approved in writing by Astron, the Principals and 607792,

29.

General

a)

Commencing upon execution of this Letter of Intent and continuing until completion of the Acquisition, the Principals will not in any manner transfer., encumber or otherwise deal with their 607792 Shares in a manner contrary to or in hindrance of the transactions contemplated herein. In addition they agree not to solicit any party to acquire 607792 or consider any unsolicited offers other than for the purposes of this Letter of Intent until the Acquisition has completed, or all Parties have agreed that the Acquisition will not close. Unless otherwise provided, all dollar amounts referred to in this Letter of Intent are in lawful money of Canada,

b)

The representations, warranties and covenants made by Astron, 607792 and the Principals in this Letter of Intent will survive the Closing and, notwithstanding such Closing or any investigation made by or on behalf of either Astron, 607792 and the Principals or any other person acting on their behalf, will continue in full force and effect for a period of one year.

c)

This Letter of Intent will enure to the benefit of and be binding upon the Parties hereto and their respective heirs, executors, administrators, successors and permitted assigns. This Letter of Intent may not be assigned by any Party without the prior written consent of the others.

d)

This Letter of Intent may be executed in several counterparts, each of which will be deemed to be an original and all of which will together constitute one and the same instrument. Delivery of a copy by facsimile or other electronic means will be deemed to be delivery of an original.

e)

Astron shall bear all costs in connection with the transactions contemplated in this Letter of Intent, including but without limitation the reasonable legal costs of 607792 incurred subsequent to the execution of this Letter of Intent provided that the TSXV has in writing accepted both the 607792 Financial Statements and the 43-101FI compliant technical reports pertaining to the subject property of the Option Agreement. Any transaction costs incurred subsequent to the execution of this Letter of Intent to the date of such written TSXV acceptance as set out in invoices to Astron shall be paid be immediately and any transaction costs incurred thereafter shall be paid within 30 days of invoice by 607792.

f)

This Letter of Intent is intended to be a binding agreement between the Parties subject to the terms and conditions hereof.

g)

Time is of the essence of this Letter of Intent.

h)

This Letter of intent will be governed by and construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein.

i)

If any provision of this Letter of latent is Invalid, Illegal, or incapable of being enforced by reason of any rule of law or public policy, then such provision will be severed from and will not affect any other provision of this Letter of Intent. Upon such determination, the Parties will negotiate in good faith to modify such terms or provisions so as to affect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible. All other provisions of this Letter of Intent will, nevertheless, remain in full force and effect and no provision will be deemed dependent upon any other provision unless so expressed.

j)

If you agree to the above terms, kindly sign two copies of this letter signifying your approval and acceptance and return one fully executed letter to the writer at your earliest convenience. Upon acceptance this offer becomes a binding agreement subject to its terms.

SCHEDULE “A"

607792 Assets

1.

100% legal and beneficial ownership of all of the issued and Outstanding shares of Pumpkin Copper Inc.

2.

Rights under that Option Agreement between RGGS Land & Minerals, Ltd., L.P. and 607792 B.C. Ltd. dated December 1, 2005

SCHEDULE “B”,
Capital Structure of Astron

Describe issued and outstanding shares of Astron and all other securities, subscriptions, options, warrants, rights, agreements, understandings or other arraignments (whether oral or written) under which Astron is hound or obligated to issue any additional shares or rights to purchase shares;

The authorized share capital of Astron consists of an unlimited number of common shares without par value of which as of February 28, 2006 3,256,600 common shares are issued and outstanding as fully paid end non-assessable shares.

Other than this Letter of Intent, the Finder's Fee and the subscription agreements between Astron and the purchasers under the Working Capital Financing, Astron does not have any other securities, subscriptions, options, warrants, rights, agreements, understandings or other arrangements (whether oral or written) under which Astron is bound or obligated to issue any additional shares or rights to purchase shares.